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                                                                    EXHIBIT 23.1

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our reports dated February 10, 1994 (except with respect to the matters discussed in Note 18, as to which the date is March 2, 1994) included in Lear Seating Corporation's Form S-1 (File No. 33-52565) filed on March 8, 1994, as amended on April 1, 1994 and April 6, 1994, and to all references to our firm included in this registration statement.

                                          ARTHUR ANDERSEN LLP

Detroit, Michigan
  December 21, 1994